Ameriprise Financial, Inc. Ameriprise Financial Center Minneapolis, MN 55474 News Release Ameriprise Financial Reports Third Quarter 2018 Results Third quarter 2018 net income per diluted share was $3.43 Adjusted operating EPS was $3.74 Excluding annual unlocking(1), adjusted operating EPS was $4.05, up 20 percent Third quarter 2018 return on equity excluding AOCI was 29.6 percent Adjusted operating ROE excluding AOCI was 31.2 percent Excluding annual unlocking(1), adjusted operating ROE excluding AOCI was 32.0 percent, up 150 bps MINNEAPOLIS – October 23, 2018 – Ameriprise Financial, Inc. (NYSE: AMP) today reported third quarter 2018 net income of $503 million, or $3.43 per diluted share. Adjusted operating earnings were $548 million, with adjusted operating earnings per diluted share of $3.74. Excluding the impact of annual unlocking(1) in both periods, adjusted operating earnings were up 13 percent to $594 million in the quarter and adjusted operating earnings per diluted share increased 20 percent to $4.05. “Ameriprise delivered another quarter of strong results, continuing our track record of generating profitable growth across market cycles,” said Jim Cracchiolo, chairman and chief executive officer. “With our diversified business centered on advice, we continue to deepen the long-term relationships clients have with their advisors and the firm. We’re gaining strong client net inflows and increasing advisor productivity, which is driving our growth. “In an environment of a strong U.S. economy and heightened equity market volatility globally, our comprehensive value proposition and strong financial foundation position Ameriprise well to serve more clients’ needs for advice and provide informed perspective. We’re delivering strong results while evolving our business mix, investing in the business and returning capital to shareholders at attractive levels.” GAAP Results – Third quarter Net revenues of $3.3 billion increased 9 percent, or $278 million, from a year ago primarily due to strong net revenue growth in Advice & Wealth Management from growth in client assets and the impact of annual unlocking. Expenses of $2.7 billion increased 14 percent compared to a year ago from higher expenses related to unlocking and increased distribution expense from higher advisor productivity. Adjusted Operating Results – Third quarter Adjusted operating net revenues increased 9 percent to $3.3 billion. Excluding annual unlocking in both quarters, adjusted operating net revenues increased 5 percent to $3.2 billion. Advice & Wealth Management net revenues increased 11 percent driven by growth in client assets from continued strength in client net inflows and market appreciation. (1) Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation. 1

Adjusted operating expenses of $2.6 billion increased 14 percent. Excluding annual unlocking in both quarters, adjusted operating expenses increased 4 percent reflecting increased distribution expense from higher advisor productivity. General and administrative expense increased 1 percent reflecting ongoing expense discipline and growth investments.

Ameriprise Financial, Inc.
Third Quarter Summary

(in millions, except per share amounts, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	% Better/ (Worse)	Per Diluted Share Quarter Ended September 30, 2018	Per Diluted Share Quarter Ended September 30, 2017	% Better/ (Worse)
GAAP net income	$ 503	$ 507	(1)%	$ 3.43	$ 3.26	5%
Adjusted operating earnings [(1)] (see reconciliation on p.13)	$ 548	$ 552	(1)%	$ 3.74	$ 3.55	5%
Less: Annual unlocking/loss recognition impact, net of tax [(2)]	(46)	27		(0.31)	0.17	
Adjusted operating earnings, excluding annual unlocking/loss recognition impact [(3)]	$ 594	$ 525	13%	$ 4.05	$ 3.38	20%
Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other and annual unlocking	46%	40%				
Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other and annual unlocking	72%	68%				
Weighted average common shares outstanding:						
Basic	144.4	153.0				
Diluted	146.5	155.4				

(1) Adjusted operating earnings, after-tax, exclude the consolidation of certain investment entities; net realized investment gains or losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; and income or loss from discontinued operations.

(2) After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

(3) The company believes the presentation of adjusted operating earnings excluding annual unlocking/loss recognition best represents the economics of the business.

Taxes

The adjusted operating effective tax rate in the quarter was 15.0 percent compared to 21.5 percent a year ago. The lower effective tax rate reflects the reduction in the federal income tax rate and a $20 million benefit related to discrete items from prior year returns. The company estimates that its full year 2018 adjusted operating effective tax rate will be approximately 16 percent.

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Third Quarter 2018 Highlights Ameriprise delivered strong financial results and excess capital, while returning $484 million to shareholders . Adjusted operating earnings per share, excluding unlocking increased 20 percent in the quarter, and adjusted operating return on equity, excluding AOCI and unlocking reached 32 percent, up 150 basis points from a year ago. . Year to date, Ameriprise returned 90 percent of adjusted operating earnings, excluding unlocking to shareholders, reflecting strong balance sheet fundamentals, substantial free cash flow generation and excellent risk management discipline. . Excess capital was $1.4 billion, with an estimated RBC ratio of approximately 515 percent. . In the quarter, the company completed its annual unlocking, which resulted in a $58 million operating charge, primarily related to long term care insurance, which was within management’s expectations. The firm’s comprehensive and personal client focus, combined with its broad solution set, resulted in strong client flows and asset growth . Ameriprise assets under management and administration increased 5 percent to $913 billion, reflecting ongoing strength in Ameriprise advisor client net inflows. . Ameriprise retail client assets grew 9 percent to $588 billion, an all-time high. . Client demand for fee-based investment advisory (wrap) products remains strong with net inflows of $5.7 billion in the quarter—the fifth consecutive quarter of wrap net inflows over $5 billion. Wrap assets grew to $272 billion, one of the largest platforms in the industry. . Advisor productivity increased 11 percent to $613,000 per advisor on a trailing 12-month basis after normalizing for the net impact from eliminating 12b-1 fees in advisory accounts, reflecting the continuation of growth in advisor productivity over multiple years, our comprehensive, advice- based approach to serving clients and strong advisor retention. . Columbia Threadneedle investment performance in retail and institutional equity, fixed income and multi-asset portfolios and strategies remain strong. At quarter end, the company had 108 four- and five-star Morningstar-rated funds. . Variable annuity cash sales increased 3 percent, with nearly 28 percent of sales in products without living benefit guarantees. Ameriprise continued to invest to drive productivity, business growth and client satisfaction . Investments are being made to drive future growth, including enhancements to the company’s digital advice position, big data diagnostic capabilities, relationship management tools and adding banking capabilities. . Ameriprise continues to invest in expanding its distribution network by adding experienced advisors with strong productivity. 87 experienced advisors joined the firm during the quarter, bringing the advisor count up to 9,933. . Columbia Threadneedle expanded its product offering to provide greater access to its investment capabilities, including building on its legacy in tax efficient investing with the launch of Columbia 3

Tax Efficient Portfolios and launching the Columbia Multi-Sector Municipal Income ETF, its first municipal bond ETF and one of the first municipal smart beta strategies available to investors and advisors. Values-based, client-focused firm . The company launched new television advertising supporting both Ameriprise Financial and Columbia Threadneedle Investments brands. In September, Ameriprise debuted new television advertising supporting its Be Brilliant® campaign that reinforces the benefits of working with an Ameriprise advisor and launched two new advertisements that reinforce Columbia Threadneedle's consistency. . Ameriprise advisors continue to be recognized for the productivity and strength of their practices, including the 2018 Barron's Top 100 Independent Financial Advisors ranking, the 2018 Forbes Top Wealth Advisors ranking, and the 2018 Financial Times 401 Top Retirement Advisers ranking. . Ameriprise continued to gain recognition as an employer, including being named a Best Place to Work by the Minneapolis-St. Paul Business Journal for the ninth year and being recognized as a military-friendly employer for the fifth consecutive year. . The company has long been committed to helping reduce hunger, providing millions of meals to families and individuals. As part of that effort, for the seventh consecutive year, Ameriprise is matching donations to Feeding America® now through Thanksgiving. 4

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2018	2017	% Better/ (Worse)
Advice & Wealth Management			
Net revenues	$ 1,564	$ 1,410	11%
Expenses	1,209	1,111	(9)%
Pretax adjusted operating earnings	$ 355	$ 299	19%
Pretax adjusted operating margin	22.7%	21.2%	

	Quarter Ended September 30, 2018	2017	% Better/ (Worse)
Retail client assets (billions)	$ 588	$ 539	9%
Wrap net flows (billions)	$ 5.7	$ 6.1	(8)%[1]
Brokerage cash balance (billions)	$ 24.2	$ 25.5	(5)%
Adjusted operating net revenue per advisor normalizing for the net impact of 12b-1 fee changes (trailing 12 months - thousands)	$ 613	$ 551	11%

(1) Includes inflows from acquisitions in Q3 2017. Excluding these inflows, wrap net flows improved 5%.

Advice & Wealth Management pretax adjusted operating earnings increased 19 percent to $355 million driven by asset growth and higher earnings on cash balances. Pretax adjusted operating margin was 22.7 percent, up 150 basis points from a year ago. Advice & Wealth Management represented 46 percent of the company's pretax adjusted operating earnings.

Adjusted operating net revenues increased 11 percent to $1.6 billion, reflecting strong client activity and increasing advisor productivity, as well as higher earnings on cash balances and market appreciation.

Adjusted operating expenses increased 9 percent to $1.2 billion primarily from higher distribution expenses related to growth in client assets. General and administrative expenses were up 7 percent compared to a year ago primarily due to variable expenses that are linked to revenue growth and investments in growth initiatives.

Total retail client assets increased 9 percent to $588 billion driven by client net inflows, client acquisition and market appreciation. Wrap net inflows were $5.7 billion and total wrap assets increased 16 percent to $272 billion. Client brokerage cash balances were $24.2 billion, down slightly from a year ago as clients continue to allocate cash to other investments.

Adjusted operating net revenue per advisor on a trailing 12-month basis increased 11 percent to $613,000 after normalizing for the net impact from eliminating 12b-1 fees in advisory accounts. Total advisors increased to 9,933 and advisor retention remained strong. 87 experienced advisors moved their practices to Ameriprise in the quarter, with higher productivity than last year's experienced advisor recruits.

5

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	% Better/ (Worse)
Asset Management			
Net revenues	$ 772	$ 784	(2)%
Expenses	575	580	1%
Pretax adjusted operating earnings	$ 197	$ 204	(3)%
Pretax adjusted operating margin	25.5%	26.0%	
Net pretax adjusted operating margin [1]	40.0%	40.7%	

	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	% Better/ (Worse)
Total segment AUM (billions)	$ 485	$ 484	—
Net Flows (billions)			
Former parent company related net new flows	$ (1.5)	$ (3.0)	50%
Global Retail net flows, excl. former parent flows	(2.6)	(1.1)	NM
Global Institutional net flows, excl. former parent flows	(3.2)	(0.6)	NM
Total segment net flows	$ (7.3)	$ (4.7)	(57)%

[1] See reconciliation on p.16

NM Not Meaningful — variance equal to or greater than 100%

Asset Management reported strong pretax adjusted operating earnings of $197 million, down 3 percent primarily related to the CLO liquidation benefit in the prior year period. Third quarter net pretax adjusted operating margin was strong at 40.0 percent.

Adjusted operating net revenues declined 2 percent to $772 million driven by asset growth from market appreciation and the Lionstone acquisition that was more than offset by the cumulative impact of net outflows and higher CLO liquidation benefits in the year ago period.

Adjusted operating expenses of $575 million were down 1 percent compared to a year ago, reflecting lower distribution-related expenses and well-managed general and administrative expenses. General and administrative expense decreased 1 percent and included the Lionstone acquisition, investments for growth and higher regulatory expense.

AUM increased slightly to $485 billion and net outflows were $7.3 billion. Third party institutional outflows were elevated including $1.1 billion in CLO redemptions, as well as lower sales and higher redemptions of equity and fixed income mandates. EMEA retail inflows were $300 million in the quarter with strong results in the U.K. U.S. retail outflows were higher primarily from unfavorable model portfolio rebalances in the quarter.

6

Ameriprise Financial, Inc.
Annuities Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2018		Quarter Ended September 30, 2017		% Better/ (Worse)
Annuities					
Pretax adjusted operating earnings	$	153	$	281	(46)%
Annual unlocking		(1)		120	NM
Pretax adjusted operating earnings, ex. annual unlocking	$	154	$	161	(4)%
Variable Annuities:					
Pretax adjusted operating earnings	$	147	$	262	(44)%
Annual unlocking		5		120	(96)%
Pretax adjusted operating earnings, ex. annual unlocking		142		142	—
Fixed Annuities:					
Pretax adjusted operating earnings		6		19	(68)%
Annual unlocking		(6)		—	NM
Pretax adjusted operating earnings, ex. annual unlocking		12		19	(37)%
Item included in adjusted operating earnings:					
Market impact on DAC and DSIC (mean reversion)	$	11	$	12	(8)%

	Quarter Ended September 30, 2018		Quarter Ended September 30, 2017		% Better/ (Worse)
Variable annuity ending account balances (billions)	$	79.4	$	78.7	1%
Variable annuity net flows (billions)	$	(0.8)	$	(0.9)	7%
Fixed deferred annuity ending account balances (billions)	$	8.9	$	9.5	(7)%
Fixed deferred annuity net flows (billions)	$	(0.2)	$	(0.2)	7%

NM Not Meaningful — variance equal to or greater than 100%

Annuities pretax adjusted operating earnings, excluding unlocking decreased 4 percent to $154 million due to the run off of the fixed annuity block. Client behavior experience was in line with our expectations in the current period unlocking, and the prior year unlocking included a $120 million benefit from market-related assumption updates.

Variable annuity adjusted operating earnings, excluding unlocking were flat at $142 million reflecting growth in account balances from market appreciation offset by net outflows. Variable annuity account balances were $79 billion due to market appreciation, partially offset by net outflows. Variable annuity sales increased 3 percent. Variable annuity net amount at risk as a percent of account values was 0.4 percent for living benefits and 0.1 percent for death benefits, which is one of the lowest among major variable annuity writers.

Fixed annuity adjusted operating earnings, excluding unlocking were $12 million reflecting continued spread compression from the extended period of low interest rates and lower account balances. Account balances declined 7 percent from limited new product sales and continued lapses.

7

Ameriprise Financial, Inc.
Protection Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2018		Quarter Ended September 30, 2017		% Better/ (Worse)
Protection					
Pretax adjusted operating earnings	$	61	$	55	11%
Annual unlocking		(5)		(20)	75%
Pretax adjusted operating earnings, ex. annual unlocking	$	66	$	75	(12)%
Life and Health insurance:					
Pretax adjusted operating earnings	$	60	$	48	25%
Annual unlocking		(5)		(20)	75%
Pretax adjusted operating earnings, ex. annual unlocking	$	65	$	68	(4)%
Auto and Home:					
Pretax adjusted operating earnings/(loss)	$	1.4	$	6.7	(79)%
Items included in adjusted operating earnings:					
Market impact on DAC (mean reversion)	$	—	$	1	NM
Modification of costs within a reinsurance contract		(10)		—	NM
Auto and Home catastrophe losses		(16.5)		(14.6)	(13)%
Total protection impact	$	(26.5)	$	(13.6)	(95)%

	Quarter Ended September 30, 2018		Quarter Ended September 30, 2017		% Better/ (Worse)
Life insurance in force (billions)	$	195	$	196	—
VUL/UL ending account balances (billions)	$	12.8	$	12.2	4%
Auto and Home policies in force (thousands)		883		939	(6)%

NM Not Meaningful — variance equal to or greater than 100%

Protection pretax adjusted operating earnings, excluding unlocking were $66 million compared to $75 million a year ago.

Life and Health insurance adjusted operating earnings, excluding unlocking were $65 million and included a one-time $10 million unfavorable expense related to a modification of costs within a reinsurance contract. Overall claims improved year-over-year and remain within expected ranges. VUL/UL cash sales were $76 million, up 6 percent.

Auto and Home pretax adjusted operating earnings were $1.4 million in the quarter. Excluding the impact of net catastrophe losses, pretax adjusted operating earnings were down $3.4 million from the prior year primarily due to the timing of expense reductions related to the previously announced termination of an affinity partnership. Net catastrophe losses in the quarter were $16.5 million, with lower reinsurance benefit due to the size and types of storms throughout the year. Favorable development from product management, pricing, underwriting and claims improvements to date has not been fully reflected in reserve estimates and management will continue to monitor development as the year progresses.

8

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	% Better/ (Worse)
Corporate & Other, Excluding Long Term Care			
Pretax adjusted operating loss	$ (68)	$ (78)	13%
Long Term Care			
Pretax adjusted operating loss	$ (53)	$ (58)	9%
Annual unlocking/loss recognition	(52)	(58)	10%
Pretax adjusted operating loss excluding annual unlocking/loss recognition	$ (1)	$ —	NM
Items included in adjusted operating loss:			
DOL planning and implementation expenses	$ (1)	$ (5)	80%
Affordable housing investment adjustment	(7)	(4)	(75)%
Total corporate & other impact	$ (8)	$ (9)	11%

NM Not Meaningful — variance equal to or greater than 100%

Corporate & Other pretax adjusted operating loss excluding long term care improved to $68 million driven by continued lower operating expenses, including lower accruals for performance-related compensation compared to the year ago period.

Long Term Care pretax adjusted operating loss was $53 million in the quarter due to its annual third quarter assumption review. The loss recognition was within expected ranges and related to higher morbidity, partially offset by higher realized and expected premium increases. The company continues to diligently manage this closed block of business with a consistent strategy to obtain premium increases.

9

Contacts Investor Relations: Media Relations: Alicia A. Charity Paul W. Johnson Ameriprise Financial Ameriprise Financial (612) 671-2080 (612) 671-0625 alicia.a.charity@ampf.com paul.w.johnson@ampf.com Stephanie Rabe Ameriprise Financial (612) 671-4085 stephanie.m.rabe@ampf.com At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 120 years. With a nationwide network of 10,000 financial advisors and extensive asset management, advisory and insurance capabilities, we have the strength and expertise to serve the full range of individual and institutional investors’ financial needs. For more information, visit ameriprise.com. Ameriprise Financial Services, Inc. offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. Auto and home insurance is underwritten by IDS Property Casualty Insurance Company, or in certain states, Ameriprise Insurance Company, both in De Pere, WI. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA. Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: . the statement that the company expects its full year 2018 adjusted operating effective tax rate to be approximately 16 percent; . statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; . other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and . statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on pace,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward- 10 looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to: . conditions in the interest rate, credit default, equity market and foreign exchange environments, including changes in valuations, liquidity and volatility; . changes in and the adoption of relevant accounting standards and securities rating agency standards and processes, as well as changes in the litigation and regulatory environment, including ongoing legal proceedings and regulatory actions, the frequency and extent of legal claims threatened or initiated by clients, other persons and regulators, and developments in regulation and legislation, including the rules, exemptions and regulations implemented or that may be implemented or modified in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or in light of the U.S. Department of Labor rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plans, plan sponsors, plan participants and the holders of individual retirement or health savings accounts (as well as similar SEC, Certified Financial Planner Board and state fiduciary rules and standards); . investment management performance and distribution partner and consumer acceptance of the company’s products; . effects of competition in the financial services industry, including pricing pressure, the introduction of new products and services and changes in product distribution mix and distribution channels; . changes to the company’s reputation that may arise from employee or advisor misconduct, legal or regulatory actions, cybersecurity incidents, perceptions of the financial services industry generally, improper management of conflicts of interest or otherwise; . the company’s capital structure, including indebtedness, limitations on subsidiaries to pay dividends, and the extent, manner, terms and timing of any share or debt repurchases management may effect as well as the opinions of rating agencies and other analysts and the reactions of market participants or the company’s regulators, advisors, distribution partners or customers in response to any change or prospect of change in any such opinion; . changes to the availability and cost of liquidity and the Company’s credit capacity that may arise due to shifts in market conditions, the company’s credit ratings and the overall availability of credit; . risks of default, capacity constraint or repricing by issuers or guarantors of investments the company owns or by counterparties to hedge, derivative, insurance or reinsurance arrangements or by manufacturers of products the company distributes, experience deviations from the company’s assumptions regarding such risks, the evaluations or the prospect of changes in evaluations of any such third parties published by rating agencies or other analysts, and the reactions of other market participants or the company’s regulators, advisors, distribution partners or customers in response to any such evaluation or prospect of changes in evaluation; . experience deviations from the company’s assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products, or from assumptions regarding market returns assumed in valuing or unlocking DAC and DSIC or market volatility underlying our valuation and hedging of guaranteed living benefit annuity riders, or from assumptions regarding interest rates assumed in our loss recognition testing of our Long Term Care business, or from assumptions regarding anticipated claims and losses relating to our automobile and home insurance products; . changes in capital requirements that may be indicated, required or advised by regulators or rating agencies; . the impacts of the company’s efforts to improve distribution economics and to grow third party distribution of its products; . the ability to pursue and complete strategic transactions and initiatives, including acquisitions, divestitures, restructurings, joint ventures and the development of new products and services . the ability to realize the financial, operating and business fundamental benefits of strategic transactions and initiatives the company has completed, is pursuing or may pursue in the future, which may be impacted by the ability to obtain regulatory approvals, the ability to effectively manage related expenses and by market, business partner and consumer reactions to such strategic transactions and initiatives; . the ability and timing to realize savings and other benefits from re-engineering and tax planning; 11

. interruptions or other failures in our communications, technology and other operating systems, including errors or failures caused by third party service providers, interference or failures caused by third party attacks on our systems (or other cybersecurity incidents), or the failure to safeguard the privacy or confidentiality of sensitive information and data on such systems; and . general economic and political factors, including consumer confidence in the economy and the financial industry, the ability and inclination of consumers generally to invest as well as their ability and inclination to invest in financial instruments and products other than cash and cash equivalents, the costs of products and services the company consumes in the conduct of its business, and applicable legislation and regulation and changes therein (such as the ongoing negotiations following the June 2016 U.K. referendum on membership in the European Union and the uncertain regulatory environment in the U.S. after the 2016 presidential election), including tax laws, tax treaties, fiscal and central government treasury policy, and policies regarding the financial services industry and publicly held firms, and regulatory rulings and pronouncements. Management cautions the reader that the foregoing list of factors is not exhaustive. There may also be other risks that management is unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017 available at ir.ameriprise.com. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. For information about Ameriprise Financial entities, please refer to the Third Quarter 2018 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. 12

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	Per Diluted Share Quarter Ended September 30, 2018	Per Diluted Share Quarter Ended September 30, 2017
Net income	$ 503	$ 507	$ 3.43	$ 3.26
Less: Net income (loss) attributable to consolidated investment entities	—	—	—	—
Add: Integration/restructuring charges [1]	9	1	0.06	0.01
Add: Market impact on variable annuity guaranteed benefits [1]	45	55	0.31	0.35
Add: Market impact on indexed universal life benefits [1]	13	10	0.09	0.06
Add: Market impact of hedges on investments [1]	(6)	1	(0.04)	0.01
Add: Net realized investment (gains) losses [1]	(4)	3	(0.03)	0.02
Add: Tax effect of adjustments [2]	(12)	(25)	(0.08)	(0.16)
Adjusted operating earnings	548	552	3.74	3.55
Less: Pretax impact of annual unlocking/loss recognition	(58)	42	(0.39)	0.27
Less: Tax effect of annual unlocking/loss recognition [2]	12	(15)	0.08	(0.10)
Adjusted operating earnings excluding annual unlocking/loss recognition	$ 594	$ 525	$ 4.05	$ 3.38
Weighted average common shares outstanding:				
Basic	144.4	153.0		
Diluted	146.5	155.4		

[1] Pretax adjusted operating adjustment.

[2] Calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

Ameriprise Financial, Inc.
Reconciliation Table: Total Net Revenues

(in millions, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017
Total net revenues	$ 3,292	$ 3,014
Less: CIEs revenue	22	23
Less: Net realized investment gains (losses)	4	(3)
Less: Market impact on indexed universal life benefits	(8)	(5)
Less: Market impact of hedges on investments	6	(1)
Adjusted operating total net revenues	3,268	3,000
Less: Annual unlocking/loss recognition	78	(47)
Adjusted operating total net revenues excluding annual unlocking/loss recognition	$ 3,190	$ 3,047

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Ameriprise Financial, Inc. Reconciliation Table: Total Expenses Quarter Ended September 30, (in millions, unaudited) 2018 2017 Total expenses $ 2,704 $ 2,381 Less: CIEs expenses 22 23 Less: Integration/restructuring charges 9 1 Less: Market impact on variable annuity guaranteed benefits 45 5 5 Less: Market impact on indexed universal life benefits 5 5 Less: DAC/DSIC offset to net realized investment gains (losses) — — Adjusted operating expenses 2,623 2,297 Less: Annual unlocking/loss recognition 136 (89) Adjusted operating expenses excluding annual unlocking/loss recognition $ 2,487 $ 2,386 Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings Quarter Ended September 30, (in millions, unaudited) 2018 2017 Adjusted operating total net revenues $ 3,268 $ 3,000 Adjusted operating expenses 2,623 2,297 Pretax adjusted operating earnings $ 645 $ 703 Ameriprise Financial, Inc. Reconciliation Table: General and Administrative Expense Quarter Ended September 30, (in millions, unaudited) 2018 2017 General and administrative expense $ 802 $ 781 Less: CIEs expenses 3 1 Less: Integration/restructuring charges 9 1 Adjusted operating general and administrative expense $ 790 $ 779 14

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management and Asset Management Percent of Pretax Adjusted Operating Earnings [(1)]

(in millions, unaudited)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017
Advice & Wealth Management pretax adjusted operating earnings	$ 355	$ 299
Less: Annual unlocking	—	—
Advice & Wealth Management pretax adjusted operating earnings excluding annual unlocking	$ 355	$ 299
Advice & Wealth Management and Asset Management pretax adjusted operating earnings	$ 552	$ 503
Less: Annual unlocking	—	—
Advice & Wealth Management and Asset Management pretax adjusted operating earnings excluding annual unlocking	$ 552	$ 503
Annuities and Protection pretax adjusted operating earnings	$ 214	$ 336
Less: Annual unlocking	(6)	100
Annuities and Protection pretax adjusted operating earnings excluding annual unlocking	$ 220	$ 236
Percent pretax adjusted operating earnings from Advice & Wealth Management	46%	36%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management	72%	60%
Percent pretax adjusted operating earnings from Annuities and Protection	28%	40%
Percent pretax adjusted operating earnings from Advice & Wealth Management excluding annual unlocking	46%	40%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management excluding annual unlocking	72%	68%
Percent pretax adjusted operating earnings from Annuities and Protection excluding annual unlocking	28%	32%

(1) Excludes Corporate & Other segment

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

(in millions, unaudited)	Quarter Ended September 30, 2018 GAAP	Quarter Ended September 30, 2018 Adjusted Operating
Pretax income	$ 588	$ 645
Income tax provision	$ 85	$ 97
Effective tax rate	14.4%	15.0%

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Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended September 30, 2017 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 633 $ 703 Income tax provision $ 126 $ 151 Effective tax rate 19.9% 21.5 % Ameriprise Financial, Inc. Reconciliation Table: Advice & Wealth Management Adjusted Operating Net Revenues (trailing 12 months) Quarter Ended September 30, (in millions, unaudited) 2018 2017 Adjusted operating net revenues $ 6,117 $ 5,452 Less: Net impact of transitioning advisory accounts to share classes without 12b-1 fees 40 111 Adjusted operating total net revenues normalized for 12b-1 impact $ 6,077 $ 5,341 Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended September 30, (in millions, unaudited) 2018 2017 Adjusted operating total net revenues $ 772 $ 784 Less: Distribution pass through revenues 195 197 Less: Subadvisory and other pass through revenues 90 91 Net adjusted operating revenues $ 487 $ 496 Pretax adjusted operating earnings $ 197 $ 204 Less: Adjusted operating net investment income 7 6 Add: Amortization of intangibles 5 4 Net adjusted operating earnings $ 195 $ 202 Pretax adjusted operating margin 25.5% 26.0% Net pretax adjusted operating margin 40.0% 40.7% 16

Ameriprise Financial, Inc. Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI” Twelve Months Ended September 30, (in millions, unaudited) 2018 2017 Net income $ 1,736 $ 1,702 Less: Adjustments (1) (89) (165) Adjusted operating earnings 1,825 1,867 Less: Annual unlocking/loss recognition, net of tax (2) (46) 27 Adjusted operating earnings excluding annual unlocking/loss recognition $ 1,871 $ 1,840 Total Ameriprise Financial, Inc. shareholders’ equity $ 5,878 $ 6,367 Less: Accumulated other comprehensive income, net of tax 22 325 Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI 5,856 6,042 Less: Equity impacts attributable to the consolidated investment entities 1 1 Adjusted operating equity $ 5,855 $ 6,041 Return on equity excluding AOCI 29.6% 28.2 % Adjusted operating return on equity excluding AOCI (3) 31.2% 30.9 % Adjusted operating return on equity excluding AOCI and annual unlocking/loss recognition 32.0% 30.5% (1) Adjustments reflect the trailing twelve months’ sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs (“DSIC”) and deferred acquisition costs (“DAC”) amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017. (2) After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017. (3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs (“DSIC”) and deferred acquisition costs (“DAC”) amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017. 17

Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended September 30, % Better/ (in millions, unaudited) 2018 2017 (Worse) Revenues Management and financial advice fees $ 1,739 $ 1,639 6 % Distribution fees 470 435 8 Net investment income 386 372 4 Premiums 363 348 4 Other revenues 358 232 54 Total revenues 3,316 3,026 10 Banking and deposit interest expense 24 12 NM Total net revenues 3,292 3,014 9 Expenses Distribution expenses 920 850 (8) Interest credited to fixed accounts 178 176 (1) Benefits, claims, losses and settlement expenses 729 474 (54) Amortization of deferred acquisition costs 25 48 48 Interest and debt expense 50 52 4 General and administrative expense 802 781 (3) Total expenses 2,704 2,381 (14) Pretax income 588 633 (7) Income tax provision 85 126 33 Net income $ 503 $ 507 (1)% NM Not Meaningful — variance equal to or greater than 100% 18